UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Annaly Capital Management, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
7.50% Series D Cumulative Redeemable Preferred Stock	NLY.D	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

As previously disclosed in the Current Report on Form 8-K filed by Annaly Capital Management, Inc. (the “Company”) on February 12, 2020 (the “February 12th 8-K”), the Company and AMCO Acquisition LLC, a wholly-owned subsidiary of the Company, entered into an Internalization Agreement (the “Internalization Agreement”) with Annaly Management Company LLC (the “Manager”), the external manager of the Company, and certain affiliates of the Manager identified in the Internalization Agreement. On June 30, 2020, the Company closed (the “Closing”) the internalization and transactions contemplated by the Internalization Agreement (the “Internalization”).

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Internalization and Termination of Management Agreement

In connection with the Closing of the Internalization, on June 30, 2020, the Company acquired all of the assets and liabilities of the Manager (the net effect of which is immaterial in amount), and the Company transitioned from an externally-managed real estate investment trust (“REIT”) to an internally managed REIT. At the Closing, as required by the Internalization Agreement, all employees of the Manager became employees of the Company. The parties terminated the Amended and Restated Management Agreement by and between the Company and the Manager (the “Management Agreement”) and therefore the Company will no longer pay a management fee to the Manager. Pursuant to the Internalization Agreement, the Manager waived any Acceleration Fee (as defined in the Management Agreement).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Executive Severance Plan

In satisfaction of a condition in the Internalization Agreement, at Closing the Company implemented an executive severance plan, which was previously approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), pursuant to which the Company will provide certain severance protections to the Company’s executive officers (the “Executive Severance Plan”).

The Executive Severance Plan provides benefits upon a participant’s involuntary termination of employment by the Company without “cause” (as such term is defined in the Executive Severance Plan). Severance benefits are payable in a lump sum and are calculated based on the participant’s title, base salary and average or target cash bonus (depending on the year of termination), as described below.

If the Chief Executive Officer has an involuntary termination of employment, the Chief Executive Officer will be eligible to receive the following amount of severance benefits:

•	if the involuntary termination of employment occurs in 2020, the sum of (i) 1.0 times the Chief Executive Officer’s annual base salary and (ii) 1.0 times the Chief Executive Officer’s average cash bonus for the 2018-2019 calendar years; or

•	if the involuntary termination of employment occurs in a calendar year after 2020, the sum of (i) 1.5 times the Chief Executive Officer’s annual base salary and (ii) 1.5 times the Chief Executive Officer’s target cash bonus for the plan year in which the involuntary termination of employment occurs.

If any other executive participating in the Executive Severance Plan has an involuntary termination of employment, the other executive will be eligible to receive the following amount of severance benefits:

•	if the involuntary termination of employment occurs in 2020, the sum of (i) 0.75 times the executive’s annual base salary and (ii) 0.75 times the executive’s average cash bonus for the 2018-2019 calendar years; or

•	if the involuntary termination of employment occurs in a calendar year after 2020, the sum of (i) 1.25 times the executive’s annual base salary and (ii) 1.25 times the executive’s target cash bonus for the plan year in which the involuntary termination of employment occurs.

In addition, a participant who experiences an involuntary termination of employment after March 31st of a calendar year will be eligible to receive a prorated bonus payment based on the amount of the participant’s bonus earned for the prior year (subject to the Company’s discretion to adjust the bonus amount for performance in the current year).

Severance benefits are conditioned upon the participant giving the Company a general release of claims at the time of separation. Benefits are also conditioned upon the participant’s compliance with the covenants applicable to the participant under any written agreement with the Company or as required by the Company’s Code of Business Conduct and Ethics. Benefits may also be subject to repayment if the participant engages in certain “Detrimental Conduct” as defined under the Company’s Policy on the Recovery (Clawback) of Incentive Compensation. No tax gross-ups are provided to any participant under the Executive Severance Plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the Executive Severance Plan in connection with a change in control. Instead, if such excise taxes would be triggered, payments would be cut back if doing so would result in a greater after-tax payment to the participant than if he or she received the payments and paid the excise taxes.

The foregoing summary of the terms and conditions of the Executive Severance Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K.

Issuance of Equity Awards to Certain Named Executive Officers; Approval of Forms of Equity Awards

As previously disclosed in the February 12th 8-K and in the Current Report on Form 8-K filed by the Company on March 16, 2020 in connection with their respective employment arrangements that became effective at Closing, certain of our named executive officers (David L. Finkelstein, Timothy P. Coffey and Anthony C. Green) were entitled to equity awards under the Company’s equity compensation plan. These equity awards were issued at Closing, each in the amounts and upon the terms and conditions as described in those prior Form 8-K disclosures. In connection with these awards, the Compensation Committee approved new forms of (i) performance stock unit award (the “Form PSU Award”) and (ii) restricted stock unit award (the “Form RSU Award”) for awards made pursuant to the Company’s 2020 Equity Incentive Plan. The awards granted to Messrs. Finkelstein, Coffey and Green at Closing were pursuant to award agreements identical in all material respects to the Form PSU Award and Form RSU Award. The Form PSU Award and Form RSU Award are filed as Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Retirement of Glenn A. Votek from Temporary Advisory Role

As previously disclosed, Glenn A. Votek, the Company’s former Interim Chief Executive Officer and President, was appointed to the role of Senior Advisor to the Company on March 13, 2020 upon the promotion of Mr. Finkelstein as the Company’s Chief Executive Officer. Mr. Votek has notified the Company of his intention to retire from his role as Senior Advisor effective August 31, 2020. Mr. Votek will continue to serve as a member of our Board of Directors following his retirement as Senior Advisor.

Appointment of Chief Operating Officer

On June 30, 2020, Steven F. Campbell, age 48, was appointed as the Company’s Chief Operating Officer. Mr. Campbell joined the Company in April 2015 and was most recently serving as the Head of Business Operations. Mr. Campbell has over 20 years of experience in financial services. Prior to joining the Company, Mr. Campbell held various roles over six years at Fortress Investment Group LLC, including serving as a Managing Director in the

Credit Funds business. Previously, Mr. Campbell worked at General Electric Capital Corporation and D.B. Zwirn & Co, L.P. with a focus on credit and debt restructuring. Mr. Campbell received a B.B.A. from the University of Notre Dame and a M.B.A. from the University of Chicago, Booth School of Business.

The Company has entered into its standard form of indemnification agreement with Mr. Campbell, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 20, 2017. There are no family relationships between any of our directors or officers and Mr. Campbell that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. Campbell and any other person pursuant to which Mr. Campbell was appointed as Chief Operating Officer. Mr. Campbell has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release (the “Press Release”) announcing the Company’s Closing of the Internalization, the appointment of Mr. Campbell as the Company’s new Chief Operating Officer, the retirement of Mr. Votek as Senior Advisor to the Company and other matters described in this Current Report on Form 8-K is attached hereto and furnished as Exhibit 99.1.

This Press Release is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Annaly Capital Management, Inc. Executive Severance Plan

10.2	Form of Performance Stock Unit Award

10.3	Form of Restricted Stock Unit Award

99.1	Press Release, dated July 1, 2020

104	Cover page (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

Date: July 1, 2020	By:	/s/ Anthony C. Green
	Name:	Anthony C. Green
	Title:	Chief Corporate Officer & Chief Legal Officer